Exhibit 10.1

DATE:	June 25, 2007

TO:
DEUTSCHE BANK NATIONALTRUST COMPANY, not in itsindividual capacity but solely as Supplemental Interest Trust Trustee onbehalf of the Supplemental Interest Trust created under the Pooling andServicing Agreement dated as of June 1, 2007 in respect of INDYMACINDX MORTGAGE LOAN TRUST 2007-FLX5 (“Party B”)

Attention:	TRUST ADMINISTRATION
Facsimile:	714-656-2626
Phone:	714-247-6000

FROM:	MERRILL LYNCH CAPITAL SERVICES, INC. (“Party A”)
CONTACT:	THOMAS MOORE
EMAIL	thmoore@exchange.ml.com
TEL:	212.236.8657
FAX:	917.778.0836

SUBJECT:	Cap Corridor

REFERENCE NUMBER:	07DL18132, 3564550, 3564551

The purpose of this long-form confirmation (“Long-form Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Merrill Lynch Capital Services, Inc. (“Party A”) and Deutsche Bank National Trust Company, not individually, but solely as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the IndyMac INDX Mortgage Loan Trust 2007-FLX5 (the “Supplemental Interest Trust”) (“Party B”) created under the Pooling and Servicing Agreement, dated as of June 1, 2007, among IndyMac MBS, Inc. as Depositor, IndyMac Bank, F.S.B. as Seller and Servicer, Deutsche Bank National Trust Company as Trustee, Swap Trustee and Supplemental Interest Trustee (the “Pooling and Servicing Agreement”).  This Long-form Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof.  Item 2 of this Long-form Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement (defined below); Item 3 of this Long-form Confirmation constitutes a “Schedule” as referred to in the ISDA Master Agreement; and Annex A hereto constitutes Paragraph 13 of a Credit Support Annex to the Schedule.

Item 1. The Confirmation set forth at Item 2 hereof shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Long-form Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”).  For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.

Item 2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	CAP CORRIDOR TRANSACTION

Notional Amount:	USD 545,600,000.00 subject to amortization in accordance with
Schedule A, attached hereto.

Trade Date:	June 19, 2007

Effective Date:	June 29, 2007

Termination Date:	May 25, 2008, subject to adjustment in accordance with the Modified Following Business Day Convention.

TRANSACTION 1:

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Payment Dates:	Inapplicable

[Fixed Amount:	Inapplicable

Floating Amounts:

Floating Rate Payer:	Party A

CAP Rate:	10.30%

Floating Rate Payer
Period End Date(s):	The 25th calendar day of each month during the Term of this
Transaction, commencing July 25, 2007, and ending on the
Termination Date, subject to adjustment in accordance with the
Business Day Convention.

Floating Rate Payer
Payment Dates:	The 23rd calendar day of each month during the Term of this
Transaction, commencing July 23, 2007, and ending on the
Termination Date, subject to adjustment in accordance with the
Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

TRANSACTION 2:

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Payment Dates:	Inapplicable

[Fixed Amount:	Inapplicable

Floating Amounts:

Floating Rate Payer:	Party A

CAP Rate:	6.250%

Floating Rate Payer
Period End Date(s):	The 25th calendar day of each month during the Term of this
Transaction, commencing July 25, 2007, and ending on the
Termination Date, subject to adjustment in accordance with the
Business Day Convention.

Floating Rate Payer
Payment Dates:	The 23rd calendar day of each month during the Term of this
Transaction, commencing July 23, 2007, and ending on the
Termination Date, [subject to adjustment in accordance with the
Modified Following Business Day Convention].

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

TRANSACTIONS 1 and 2:

Business Days:	New York and London

Business Day Convention:	Modified Following

Item 3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1. Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)           “Specified Transaction” will have the meaning specified in Section 14.

(c)           Events of Default.
The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)           The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that  Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred.

(ii)           The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)           The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b); provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred.

(iv)           The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)           The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)           The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.  For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the shareholders’ equity of Party A or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the S&P Required Ratings Threshold and the Moody’s Second Trigger
Threshold (as shown in the most recent annual audited financial statements of such entity determined in accordance with generally accepted accounting principles).

(vii) The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided, however, that, for purposes of applying Section 5(a)(vii) to Party B: (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Pooling and Servicing Agreement, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14, notwithstanding anything to the contrary in this Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Pooling and Servicing Agreement, or any appointment to which Party B has not yet become subject; (E) Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of Section 5(a)(vii), in each case as modified in this Part 1(c)(vii), and (G) Section 5(a)(vii)(9) shall not apply.

(viii) The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will  not apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)           The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)           The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)           The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)           The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)           The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)           Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement:

(i)           Market Quotation will apply, provided, however, that, notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated as a result of a Derivative Provider Trigger Event, the following provisions will apply:

(A)  The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)           The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)           if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)           if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)           if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(C)           If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(D)           If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I).”

(E)           At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(F)           In determining whether or not a Firm Offer satisfies clause (B)(y) of the definition of Replacement Transaction and whether or not a proposed transfer satisfies clause (e)(B)(y) of the definition of Permitted Transfer, Party B shall act in a commercially reasonable manner.

(ii)           The Second Method will apply.

(g)           “Termination Currency” means USD.

(h)           Additional Termination Events.  Additional Termination Events will apply as provided in Part 5(c).

Part 2.   Tax Matters.

(a)           Tax Representations.

(i)           Payer Representations.  For the purpose of Section 3(e) of this Agreement:

(A)           Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)           Payee Representations.  For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

Party A is a corporation organized under the laws of the State of Delaware.

(B)           Party B makes the following representation(s):

Party B is a common law trust created under the laws of the State of New York.

(b)           Tax Provisions.

(i)           Gross Up.  Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to
Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)           Indemnifiable Tax.  The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.   Agreement to Deliver Documents.

(a)           For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an executed United States Internal Revenue Service Form W-[9] [8BEN] [8ECI] [8IMY including applicable attachments] (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B under this Agreement, and (ii) thereafter,  the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party B, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon knowledge that the information on any such previously delivered form becoming inaccurate or incorrect.

(b)           For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, each Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, each Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, each  Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A	An opinion of counsel to Party A reasonably acceptable to Party B.	Upon the execution and delivery of this Agreement	No

Party A	A guarantee of Merrill Lynch & Co., Inc.	Upon the execution and delivery of this Agreement	No

Party A	An opinion of counsel to Party A’s Guarantor reasonably acceptable to Party B	Upon the execution and delivery of this Agreement	No

Part 4.  Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	Merrill Lynch World Headquarters
4 World Financial Center, 18th Floor
New York, New York 10080
Attention:	Swap Group
Facsimile No.:	917-778-0836
Telephone No.:	212-449-2467

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to counterparty’s address, telephone number or facsimile number should be sent to:

GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 12th Floor
New York, New York 10080
Attention:	Swaps Legal
Facsimile No.:	212-449-6993

Address for notices or communications to Party B:

Address:	IndyMac INDX Mortgage Loan Trust 2007-FLX5
c/o Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention:	Trust Administration
Facsimile:	714-656-2626
Phone:	714-247-6000

(For all purposes)

(b)           Process Agent.  For the purpose of Section 13(c):

Party A appoints as its Process Agent:  Not applicable.

Party B appoints as its Process Agent:  Not applicable.

(c)           Offices.  The provisions of Section 10(a) will apply to this Agreement [; neither Party A nor Party B has any
Offices other than as set forth in the Notices Section and Party A agrees that, for purposes of Section 6(b) of this Agreement, it shall not in the future have any Office other than one in the United States].

(d)           Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

           Party A is not a Multibranch Party.

           Party B is not a Multibranch Party.

(e)           Calculation Agent.  The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a financial institution which would qualify as a Reference Market-maker, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)           Credit Support Document.

Party A:                      The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:                      The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)           Credit Support Provider.

Party A:                      The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:                      None.

(h)           Governing Law.  The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)           Netting of Payments.  Subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)           Affiliate.  “Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.   Other Provisions.

(a)           Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof.  The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

(b)           Amendments to ISDA Master Agreement.

(i)           Single Agreement.  Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex”  after the words “Master Agreement”.

(ii)           Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)           Change of Account.  Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:  “to another account in the same legal and tax jurisdiction as the original account”.

(iv)           Representations.  Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

(1)            Nonreliance.  (i) It is not relying on any statement or representation of the other party (whether written or oral) regarding any Transaction hereunder, other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary,  and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)    Evaluation and Understanding.  (i) It has the capacity to evaluate (internally or through independent professional advice) each Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)            Purpose.  It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)            Status of Parties.  The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)            Eligible Contract Participant.  It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)           Transfer to Avoid Termination Event.  Section 6(b)(ii) is hereby amended (i) by deleting the words
“or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and the words “, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed”and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)           Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)    Local Business Day.  The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)           Additional Termination Events.  The following Additional Termination Events will apply:

(i)           Failure to Post Collateral.  If Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or Section 5(a)(iii), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)           Second Rating Trigger Replacement.  The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(A)           A Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that Part 1(f)(i)(A) applies) and which remains capable of becoming legally binding upon acceptance.

(B)           An S&P Required Ratings Downgrade Event has occurred and is continuing and at least 60 calendar days have elapsed since such S&P Required Ratings Downgrade Event first occurred.

(iii)           [Reserved.]

(iv)   [Reserved.]

(v)    [Reserved.]

(vi)

Optional Termination of Securitization.  An Additional Termination Event shall occur upon the earlier of (i) the occurrence of an Optional Termination in accordance with Article 9 of the Pooling and Servicing Agreement or (ii) notice to Certificateholders of such Optional Termination becoming unrescindable, in accordance with Article 9 of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date as a result of this Additional Termination Event.

(d)           Required Ratings Downgrade Event.  If a Required Ratings Downgrade Event has occurred and is continuing, then Party A shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable, either (A) effect a Permitted Transfer or (B) procure an Eligible Guarantee by a guarantor with credit ratings at least equal to the S&P Required Ratings Threshold and the Moody’s Second Trigger Threshold.

(e)           Compliance with Item 1115 of Regulation AB.

Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of June 29, 2006 (the “Item 1115 Agreement”), among IndyMac Bank, F.S.B., IndyMac MBS, Inc., IndyMac ABS, Inc. and Party A shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B

(f)           Transfers.

(i)           Section 7 is hereby amended to read in its entirety as follows:

“Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party unless (a) the prior written consent of the  other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P except that:

(a)           Party A may make a Permitted Transfer (1) pursuant to Section 6(b)(ii) or the Item 1115 Agreement incorporated by reference pursuant to Part 5(e) above, (2) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement), or (3) at any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold;

(b)           Party B may transfer its rights and obligations hereunder in connection with a transfer pursuant to Section 8.09 of the Pooling and Servicing Agreement, and

(c)           a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

(ii)           If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)           Non-Recourse.  Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the [Supplemental Interest Trust] and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive.  This provision will survive the termination of this Agreement.

(h)           [Reserved.]

(i)           Rating Agency Notifications.  Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been provided prior written notice of such designation or transfer.

(j)           No Set-off.  Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any  obligation between it and the other party under any other agreements.  Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k) Amendment.  Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and the Rating Agency Condition is satisfied with respect to S&P.

(l)           Notice of Certain Events or Circumstances.  Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)           Proceedings.  No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes.  This provision will survive the termination of this Agreement.

(n)           Supplemental Interest Trust Trustee Liability Limitations.  It is expressly understood and agreed by the parties hereto that (a) this any such documentation is executed and delivered by Deutsche Bank National Trust Company (“DBNTC”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) DBNTC has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, warranties, covenants, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as a personal representation of DBNTC but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) nothing herein contained shall be construed as creating any liability on DBNTC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (e) under no circumstances shall DBNTC in its individual capacity be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Supplemental Interest Trust or any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)           Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)           Agent for Party B.  Party A acknowledges that [the Depositor] has appointed [•] as agent under [insert name of agreement] to carry out [certain functions] on behalf of Party B, and that [•] shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B. [NEED INFORMATION ON AGENT, IF ANY, TO COMPLETE THIS SECTION.]

(q)           [Reserved.]

 (r)           Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.  Each party agrees to provide such recording to the other party upon reasonable request.

(s)           Waiver of Jury Trial.  Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)           Form of ISDA Master Agreement.  Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency – Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)           Payment Instructions.  Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Long-form Confirmation, below.

(v)           Additional representations.

(i)           Representations of Party A.  Party A represents to Party B on the date on which Party A enters into each Transaction that:--

(1)           Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)           Capacity.  Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person.  The Supplemental Interest Trust Trustee represents to Party A on the date on which the Supplemental Interest Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as Supplemental Interest Trust Trustee.

(w)           Acknowledgements.

(i)           Substantial financial transactions.  Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)           Bankruptcy Code.  Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)

           Limitation on Events of Default.  Notwithstanding the provisions of Sections 5 and 6, with respect to any Transaction, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) in respect of this Transaction  ( a “Cap Transaction”) and has at the time no future payment obligations, whether absolute or contingent, under such Section in respect of such Cap Transaction, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment in respect of such Cap Transaction, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party in respect of such Cap Transaction and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 in respect of such Cap Transaction only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party.  For purposes of this Transaction , Party A acknowledges and agrees that Party B’s only payment obligation under Section 2(a)(i) in respect of each Cap Transaction is to pay the related Fixed Amount on the related Fixed Amount Payer Payment Date.

(y)           [Reserved.]

(z)           Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding and such opinion has been delivered to Moody’s, or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional  payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Replacement” means an entity (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement, as applicable), (B) (I) (x) which has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the S&P Required Ratings Threshold, in either case if S&P is a Rating Agency, and (II) (x) which has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, in either case if Moody’s is a Rating Agency  and (C) that has executed an Item 1115 Agreement with Depositor.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

“Firm Offer” means a quotation from an Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A, pursuant to Section 6(b)(ii) or the Item 1115 Agreement which is incorporated by reference pursuant to Part 5(e), or which is described in Sections 7(a)(2) or (3) (as amended herein), to a transferee (the “Transferee”) of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) the Transferee contracts with Party B pursuant to a written instrument (the “Transfer Agreement”) (A) (i) on terms which are effective to transfer to the Transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under the Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, and (ii) each Rating Agency has been given prior written notice of such transfer, or (B) (i) on terms that (x) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer and (y) are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer, as determined by Party B, and (ii) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); and (g) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing  such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Rating Agencies” mean, with respect to any date of determination, each of S&P,and Moody’s to the extent that each such rating agency is then providing a rating for any of the Mortgage Pass-Through Certificates Series 2007-FLX5 (the “Certificates”) or any notes backed by any of the Certificates (the “Notes”).

“Relevant Entities” mean Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (A) has terms which would be effective to transfer to a transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, or (B) (x) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (y) has terms which are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-2” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “BBB+” from S&P, or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and  unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

[Remainder of this page intentionally left blank.]

Item 4. Account Details and Settlement Information:

Payments to Party A:                                                      [To be Provided]

Payments to Party B:                                                      [To be Provided]

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

MERRILL LYNCH CAPITAL SERVICES, INC. ("Party A")

By:   /s/ Alexy Edwards
 Name:  Alexy Edwards
 Title:  Authorized Signatory

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the INDYMAC INDX MORTGAGE LOAN TRUST 2007-FLX5

By:  /s/  Jennifer Hermansader
Name: Jennifer Hermansader
Title:   Associate

		SCHEDULE A

	Calculation Period
	From and	To but	USD
	Including *	Excluding *	Notional Amount
1	29-Jun-07	25-Jul-07	545,600,000.00
2	25-Jul-07	28-Aug-07	533,796,312.80
3	28-Aug-07	25-Sep-07	522,249,940.80
4	25-Sep-07	25-Oct-07	510,955,194.60
5	25-Oct-07	26-Nov-07	499,906,511.90
6	26-Nov-07	27-Dec-07	489,098,455.10
7	27-Dec-07	25-Jan-08	478,525,708.20
8	25-Jan-08	25-Feb-08	468,183,074.20
9	25-Feb-08	25-Mar-08	458,065,472.20
10	25-Mar-08	25-Apr-08	448,167,935.10
11	25-Apr-08	27-May-08	438,485,606.70

* Such dates being subject to adjustment in accordance with the Modified Following Business Day Convention

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of June 25, 2007 between

MERRILL LYNCH CAPITAL SERVICES, INC.
 (hereinafter referred to as “Party A” or “Pledgor”)
and
DEUTSCHE BANK NATIONAL TRUST COMPANY, not individually, but solely as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the INDYMAC INDX MORTGAGE LOAN TRUST 2007-FLX5 (the “Supplemental Interest Trust”)
 (hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Cap Corridor Confirmation dated June 25, 2007, between Party A and Party B, Reference Numbers 07DL18132, 3564550, 3564551.

Paragraph 13.  Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)
the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”,

(II)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

(2)	the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,and

(III)
if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)	the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date, and

(II)	in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C)
“Credit Support Amount” shall not apply.  For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount or the Moody’s Credit Support Amount in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Approved Ratings Valuation Percentage	S&P Required Ratings Valuation Percentage	Moody's First Trigger Valuation Percentage	Moody's Second Trigger Valuation Percentage
(A) Cash	100%	80%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.0%	78.4%	100%	100%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	92.6%	74.1%	100%	94%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	84.6%	67.7%	100%	87%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Moody’s Threshold” means, with respect to Party A and any Valuation Date, if a Moody’s First Trigger Downgrade Event has occurred and is continuing and such Moody’s First Trigger Downgrade Event has been continuing (i) for at least 30 Local Business Days or (ii) since this Annex was executed, zero; otherwise, infinity.

“S&P Threshold” means, with respect to Party A and any Valuation Date, if  an S&P Approved Ratings Downgrade Event has occurred and is continuing and such S&P Approved Ratings Downgrade Event has been continuing (i) for at least 10 Local Business Days or (ii) since this Annex was executed, zero; otherwise, infinity.

“Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.  All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)	“Valuation Date” means the first Local Business Day in each week on which any of the S&P Threshold or the Moody’s Threshold is zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.  The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies.  The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):  With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party.  With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value.  Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value and the Moody’s Value on any date, of Eligible Collateral will be calculated as follows:

For Eligible Collateral other than Cash listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

For Cash, the amount thereof multiplied, in the case of the S&P Value, by the applicable S&P Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Supplemental Interest Trust Trustee or (B) any entity other than the entity then serving as Supplemental Interest Trust Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have credit ratings from S&P at least equal to the Custodian Required Rating Threshold.  If at any time the Custodian does not have credit ratings from S&P at least equal to the Custodian Required Rating Threshold, the Supplemental Interest Trust Trustee must within 60 days obtain a replacement Custodian with credit ratings from S&P at least equal to the Custodian Required Rating Threshold.

Initially, the Custodian for Party B is: The Supplemental Interest Trust Trustee.

(ii)
Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B or its Custodian; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)
Interest Rate.  The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.  Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such Posted Collateral shall be held uninvested).  Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.  The last sentence of Paragraph 6(d)(ii) is hereby amended by adding the words “actually received by Party B but” after the words “Interest Amount or portion thereof”.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) (as amended herein) will apply.

(iv)	Distributions. Paragraph 6(d)(i) shall be deleted in its entirety and replaced with the following:

“Distributions.  Subject to Paragraph 4(a), if Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).”

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:  To be provided.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address [specified below or to an address] specified in writing from time to time by the party to which such Transfer will be made.

Party A: To be provided.

Party B: To be provided.

Party B’s Custodian: To be provided.

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value.  Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value and Moody’s Value”.  Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value and a Moody’s Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value and Moody’s Value”.  Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value or Moody’s Value”.  Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value and Moody’s Value”.  Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value or Moody’s Value, as may be”.  Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value or the Moody’s Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value or Moody’s Value”.  Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, and Moody’s Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default.  Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.  Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred.

(vi)
Expenses.  Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in maintenance and any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

 (viii)       Additional Definitions.  As used in this Annex:

“Custodian Required Rating Threshold” means, with respect to an entity, a short-term unsecured and unsubordinated debt rating from S&P of “A-1,” or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent.  The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

 “Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s Credit Support Amount” means, for any Valuation Date:

(A)
if the Moody’s Threshold for such Valuation Date is zero and (i) it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and is continuing or (ii) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, an amount equal to the greater of (x) zero and (y) the sum of the Secured Party’s Exposure and the aggregate of Moody’s First Trigger Additional Amounts for all Transactions and such Valuation Date;

(B)
if the Moody’s Threshold for such Valuation Date is zero and a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for all Next Payment Dates, and (z) the sum of the Secured Party’s Exposure and the aggregate of Moody’s Second Trigger Additional Amounts for all Transactions and such Valuation Date; or

(C)	if the Moody’s Threshold for such Valuation Date is infinity, zero.

“Moody’s First Trigger Additional Amount” means, for any Valuation Date and any Transaction,

the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

 “Moody’s First Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger DV01 Multiplier” means 25.

“Moody’s First Trigger Notional Amount Multiplier” means 4%.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Additional Amount” means, for any Valuation Date and any Transaction,

(A)           if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (3) the Notional Amount for such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)           if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (2) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

 “Moody’s Second Trigger DV01 Multiplier” means 60.

“Moody’s Second Trigger Notional Amount Multiplier” means 9%.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 75.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 11%.

“Moody’s Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)
if the Moody’s Threshold for such Valuation Date is zero and (i) it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and is continuing or (ii) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s First Trigger Valuation Percentage”, or

(B)
if a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s Second Trigger Valuation Percentage”.

“Moody’s Value”means, on any date and with respect to any Eligible Collateral the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable Moody’s Valuation Percentage set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing the date of determination) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date:

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)
if the S&P Threshold for such Valuation Date is zero and it is the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)	if the S&P Threshold for such Valuation Date is infinity, zero.

“S&P Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Approved Ratings Valuation Percentage” or

(B)
if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Required Ratings Valuation Percentage”.

“S&P Value” means, on any date and with respect to any Eligible Collateral, (A) in the case of Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii) and (B) in the case of Cash, the amount thereof  multiplied by the applicable S&P Valuation Percentage.

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value or Moody’s Value with respect to  any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage or Moody’s Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value and the related Moody’s Value.

[Remainder of this page intentionally left blank]

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

MERRILL LYNCH CAPITAL SERVICES, INC.
DEUTSCHE BANK NATIONAL TRUST COMPANY,
not individually but solely as Supplemental Interest
Trust Trustee on behalf of the Supplemental Interest
Trust with respect to the INDYMAC INDX
MORTGAGE LOAN TRUST 2007-FLX5

By:		By:
	Name		Name
	Title Date:		Title Date:

Annex B

Item 1115 Agreement